Contact:
Robert W. Pangia Chief Executive Officer Highlands Acquisition Corp. (201) 573-8400 rpangia@highlandscorp.com

FOR IMMEDIATE RELEASE

HIGHLANDS ACQUISITION CORP.

COMPLETES INITIAL PUBLIC OFFERING

New York, New York, October 9, 2007 – Highlands Acquisition Corp.(AMEX: HIA.U), (the “Company”) announced today that it has completed its initial public offering (the “IPO”) of 12,000,000 units.  Each unit consists of one share of common stock and one warrant, which entitles the holder to purchase one share of common stock.  The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $120,000,000 to the Company.  The offering was led by Citi, acting as sole book-running manager and Wm Smith & Co. as co-manager.  The offering is being made only by means of a prospectus, copies of which may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220.

Simultaneously with the consummation of the IPO, the Company completed a private placement of 3,250,000 warrants at a price of $1.00 per warrant, generating gross proceeds of $3,250,000.  These warrants were purchased by (i) Kanders & Company, Inc., Ivy Healthcare Capital II, L.P., and Fieldpoint Capital, L.L.C., each of which is an affiliate of certain officers and directors of the Company and an existing stockholder of the Company; and (ii) Robert W. Pangia, the Company’s Chief Executive Officer, Dennis W. O’Dowd and Virgilio Rene Veloso, each of which is an existing stockholder of the Company. The warrants sold in the private placement are identical to the warrants included in the units sold in IPO except that if the Company calls the warrants for redemption, the warrants sold in the private placement will not be redeemable by the Company so long as they are held by these purchasers or their permitted transferees.  The purchasers of the warrants sold in the private placement have agreed that these warrants will not be transferred, assigned or sold by them (except in limited situations) until after the Company has completed its initial business combination.

Of the proceeds received from the consummation of the initial public offering and private placement of warrants, $117,550,000 (or approximately $9.80 per share sold in the initial public offering) was placed in trust.  Audited financial statements as of October 9, 2007 reflecting receipt of the proceeds from the IPO and private placement of warrants  are being prepared and will be issued by the Company and included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Highlands Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses.   The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although it initially intends to focus its search for a target business in the healthcare industry.

A registration statement relating to the units was filed and declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of Highlands Acquisition Corp., nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements.  The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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